PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                       1940 N.W. 67th Place, Suite A
                        Gainesville, Florida  32653

                         NOTICE OF ANNUAL MEETING
                       To Be Held November 12, 1997



To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, Wednesday, November 12, 1997, at 2:00 p.m. (EST), for the following purposes:

     1.   To elect four (4) Directors to serve until the next
          Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for fiscal
          1997; and

     3. To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on October 8, 1997 will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

Perma-Fix Environmental Services, Inc.'s Annual Report for 1996 is enclosed for your convenience.

                              By Order of the Board of Directors



                              Richard T. Kelecy
                              Secretary

Gainesville, Florida
October 15, 1997

Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                       1940 N.W. 67th Place, Suite A
                        Gainesville, Florida  32653

                              PROXY STATEMENT
                                  FOR THE
                    1997 ANNUAL MEETING OF STOCKHOLDERS


Solicitation

This Proxy Statement is furnished to the holders of the Common Stock (the "Common Stock") of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 1997 Annual Meeting of Stockholders to be held at the offices of the Company, 1940 N. W. 67th Place, Gainesville, Florida 32653, on Wednesday, November 12, 1997, at 2:00 p.m. (EST), and any adjournments thereof (the "Meeting"). The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies, if necessary. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person.

Mailing of Proxy Statement and Proxy Card

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about October 15, 1997.

Record Date and Voting Securities

Only the holders of Common Stock of record at the close of business on October 8, 1997 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 11,450,905 shares (excluding 920,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR", "AGAINST", "ABSTAINS" or "WITHHOLDS" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specifies that he is "WITHHOLDING" or "ABSTAINING" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

                    PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote; vacancies in unexpired terms and any additional positions created by Board of Directors' action are filled by the existing Board of Directors.

The Company's Bylaws provide that the number of directors of the Company (the "Directors") shall be at least three (3), and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be four (4).

At the Meeting, four (4) Directors are to be elected to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Dr. Centofanti and Messrs. Zwecker, Gorlin, and Colin are presently serving as Directors of the Company and are being nominated for reelection to the Board of Directors. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the four (4) nominees named below unless authority is withheld. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received one hundred twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at the address of the Company and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act.

Nominees

The following sets forth, as of the date hereof, information concerning the four (4) nominees for election as Directors of the
Company:

                              Principal Occupation and
Director/Nominee                  Other Information
_________________             __________________________

Dr. Louis F. Centofanti, Dr. Centofanti has served as Chairman of
Chairman of the Board    the Board of the Company since he joined
and Director since 1991, the Company in February, 1991. Dr.
Age: 54                  Centofanti also served as President and
                         Chief Executive Officer of the Company
                         from February, 1991 until September,
                         1995, at which time Mr. Robert W. Foster,
                         Jr. was elected as Chief Executive
                         Officer. Upon the resignation of
                         Mr. Foster in March, 1996, Dr. Centofanti was again elected to serve as President and Chief Executive Officer of the Company and continues as Chairman of the Board. From 1985 until joining the Company, Dr. Centofanti served as Senior
                         Vice President of USPCI, Inc. ("USPCI"), a large integrated hazardous waste management company, where he was respon-sible for managing the treatment, reclamation and technical groups within
                         USPCI. In 1981, he founded PPM, Inc., a hazardous waste management company specializing in the treatment of PCB contaminated oils, which was sold to USPCI in 1985. From 1978 to 1981,
                         Dr. Centofanti served as Regional
                         Administrator of the Department of Energy for the southeastern region of the United
                         States. Dr. Centofanti has a Ph.D. and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

Mark A. Zwecker,         Mr. Zwecker has served as a Director of
Director since           the Company since its inception in
1990,                    December, 1990.  Mr. Zwecker resigned his
Age: 46                  position as Secretary of the Company in
                         June, 1996.  Mr. Zwecker resigned his
                         position as Treasurer and Chief Financial
                         Officer of the Company in July, 1994 and
                         is currently Vice President of Finance
                         and Administration for American
                         Combustion, Inc., a position he
                         previously held from 1986 to 1990.   In
                         1983, Mr. Zwecker participated as a
                         founder with Dr. Centofanti in the start up of PPM, Inc. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in
                         Industrial and Systems Engineering from
                         the Georgia Institute of Technology and
                         an M.B.A. from Harvard University.

Steve Gorlin,            Mr. Gorlin has served as a Director of the
Director since           Company since October, 1992.  Mr. Gorlin
1992,                    is a private investor working with several
Age: 60                  technology-based companies. He was
                         formerly Chairman of the Board of
                         Directors of EntreMed, Inc. and currently is a member of the Board of Directors of Advanced Aerodynamics & Structures, Inc.
                         Mr. Gorlin is a co-founder and served as President and Chairman of the Board of Directors of CytRx Corporation until
                         1990.

Jon Colin,               Mr. Colin has served as a Director of the
Director since           Company since December, 1996.  He is a
1996,                    financial consultant for a variety of
Age: 41                  technology-based companies.  From 1990 to
                         1996, Mr. Colin served as President and
                         Chief Executive Officer for Environmental
                         Services of America, Inc., an environ-
                         mental services company traded on the
                         NASDAQ.  Mr. Colin has a B.S. degree in
                         Accounting from the University of
                         Maryland.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Common Stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR (4) NOMINEES AS DIRECTORS OF THE COMPANY.

Committees and Meetings of the Board of Directors

During 1996, the Board of Directors held three (3) meetings. No Director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 1996. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

The Audit Committee reviews proposals of the Company's independent auditors regarding annual audits, recommends the engagement or discharge of auditors, reviews recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, reviews the scope of the annual audit, approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors, and reviews and discusses the audited financial statements with the auditors. From December 1995 until December 1996, Steve Gorlin was a member of the Audit Committee. Effective with the annual meeting in December, 1996, Steve Gorlin resigned from the Audit Committee and Mark A. Zwecker and Jon Colin were appointed to such. From December 1996, to the date of this proxy statement, Messrs. Zwecker and Colin have served as members of the Audit Committee. The Audit Committee held one (1) meeting in 1996.

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The members of the Compensation and Stock Option Committee during 1996 were Mark A. Zwecker and Steve Gorlin. The Compensation and Stock Option Committee held one (1) meeting in 1996.

The Nominating Committee recommends to the Board of Directors the nominees for election as Directors of the Company. Members of the Nominating Committee are Steve Gorlin and Mark A. Zwecker. The
Nominating Committee held one (1) meeting in 1996.

Compensation of Directors

In 1996, the two outside directors of the Company, which number was subsequently increased to three at the Annual Meeting in December of 1996, earned annual director's fees, which were actually paid in 1997, in the aggregate amount of $19,000, with sixty-five percent (65%) or one hundred percent (100%) of each director's fee payable, subject to the election of each director, in shares of Common Stock of the Company based on seventy-five percent (75%) of the fair market value of such stock determined on the business day immediately preceding the date that the fee is due and the balance payable in cash, if applicable. The aggregate amount of 1996 director's fees paid to the three outside directors (Messrs. Colin, Gorlin and Zwecker) were as follows: $14,450 was paid by the issuance of 15,406 shares of Common Stock and $4,550 was paid in cash. Reimbursement of expenses for attending meetings of the Board are paid in cash at the time of the applicable Board meeting. The director fees in 1996 were based on monthly payments of $1,000 for each month of service. These outside directors do not receive additional compensation for committee participation or special assignments except for reimbursement of expenses. The Company does not compensate the directors that also serve as officers or employees of the Company or its subsidiaries for their service as directors.

In June 1995, the Company entered into a consulting agreement with Mark A. Zwecker ("Zwecker Consulting Agreement"), a Director, to provide certain financial consulting services to the Company.
Under this arrangement, the Company paid to Mr. Zwecker a consulting fee of $1,500 per month. Mr. Zwecker agreed to accept, in lieu of 65% of the consulting fee due at any time, to be issued a number of shares of Common Stock having a value equal to 65% of the fee based on the fair market value of such stock determined on the business day immediately preceding that date such fee is due. The Zwecker Consulting Agreement was terminated effective June 30, 1996, pursuant to Mr. Zwecker's resignation as Secretary and the corresponding appointment of Richard T. Kelecy as the Company's Secretary. Subsequent to the termination of the Zwecker Consulting Agreement, Mr. Zwecker has received compensation consistent with all other outside Directors. For services rendered during 1996 under the Zwecker Consulting Agreement, Mr. Zwecker received from the Company approximately $9,000.

In September 1996, the Company issued a warrant ("Gorlin Warrant") to Steve Gorlin, a Director of the Company, for services rendered, other than those rendered as a Director, to the Company. The Gorlin Warrant allows the holder to purchase 200,000 shares of Common Stock of the Company for $1.75 per share from January 1, 1997, until September 15, 1999. The Gorlin Warrant is subject to certain antidilution provisions.

The Company believes that it is important for directors to have a personal interest in the success and growth of the Company and for their interests to be aligned with those of its stockholders. Therefore, under the Company's 1992 Outside Directors Stock Option and Incentive Plan ("Outside Directors Plan"), each outside director is granted an option to purchase up to 15,000 shares of Common Stock on the date such director is initially elected to the Board of Directors and receives on an annual basis an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the Outside Directors Plan is exercisable until after the expiration of six months from the date the option was granted and no option shall be exercisable after the expiration of ten (10) years from the date the option is granted. As of December 31, 1995, options to purchase 110,000 shares of Common Stock had been granted under the Outside Directors Plan. During 1996, the Company granted options to purchase 35,000 shares of Common Stock under the Outside Directors Plan. The Third Amendment to the Outside Directors Plan, as approved at the December 1996 Annual Meeting, provides that each eligible director shall receive, at such eligible director's option, either sixty-five percent (65%) or one hundred percent (100%) of the fee payable to such director for services rendered to the Company as a member of the Board in Common Stock. In either case, the number of shares of Common Stock of the Company issuable to the eligible director shall be determined by valuing the Common Stock of the Company at seventy-five percent (75%) of its fair market value as defined by the Outside Directors Plan. As of the date of this proxy statement, the Company has issued 60,399 shares of the Company s Common Stock in payment of director fees, covering the period January 1, 1995 through June 30, 1997. The number of shares of Common Stock which may be issued in the aggregate under the Outside Directors Plan, either under options or stock awards, is 250,000 shares, subject to adjustment.

Although Dr. Centofanti is not compensated for his services provided as a director of the Company, Dr. Centofanti is compensated for his services rendered to the Company as an officer of the Company. See "Employment Contracts, Termination of
Employment and Change in Control Arrangements" and  EXECUTIVE
COMPENSATION -- Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

During 1996, the Compensation and Stock Option Committee for the Company's Board of Directors was composed of Mark A. Zwecker and Steve Gorlin. Mr. Zwecker has not been an employee of the Company during the year 1996, however, Mr. Zwecker did serve as Secretary of the Company from June 1995 until June 30, 1996. From June 1995 until June 30, 1996, Mr. Zwecker was a party to the Zwecker Consulting Agreement with the Company. See "--Compensation of Directors." Mr. Gorlin was neither an officer nor an employee of the Company during 1996. In September 1996, the Company issued the Gorlin Warrant to Mr. Gorlin for services rendered, other than as a director, for the Company. See "--Compensation of Directors."
In July 1997, Mr. Gorlin entered into a Stock Purchase Agreement, which was subsequently amended in October 1997, pursuant to which Mr. Gorlin agreed to purchase 200,000 shares of Common Stock for $2.125 per share and in connection therewith is to be issued a three (3) year warrant for the purchase of 100,000 shares of Common Stock at $2.40 per share. See "Certain Relationships and Related Transactions."

Certain Relationships

There are no family relationships between any existing Director, executive officer, or person nominated or chosen by the Company to become a Director or executive officer. Dr. Centofanti is the only Director who is an employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder require the Company's executive officers and directors and beneficial owners of more than ten percent (10%) of any equity security of the Company registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of the Company's equity securities with the Securities and Exchange Commission, and to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company and information provided to the Company, the Company believes that during 1996 none of the executive officers and directors of the Company failed to timely file reports under Section 16(a), except that a Form 4 for September 1996 for Steve Gorlin was amended as of August 1997 to include the issuance of a Warrant for the right to purchase 200,000 shares of the Company s Common Stock.

RBB Bank Aktiengesellschaft ("RBB Bank"), which may have become a beneficial owner (as that term is defined under Rule 13d-3 as promulgated under the Exchange Act) of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, as a result of its acquisition of 1,100 shares of Series 1 Preferred (as defined in "Certain Relationships and Related Transactions") that were convertible into a maximum of 1,282,798 shares of Common Stock of the Company commencing 45 days after issuance of the Series 1 Preferred, failed to file a Form 3 to report such transaction, if required. RBB Bank has advised the Company that it acquired such preferred stock on behalf of numerous clients and no one client is the beneficial owner of more than 250 shares of such preferred stock, and thus, RBB Bank believes it is not required to file reports under Section 16(a).

If RBB Bank became a beneficial owner of more than ten percent (10%) of the Company's Common Stock on February 9, 1996 and thereby required to file reports under Section 16(a) of the Exchange Act, then RBB Bank also failed to file (i) a Form 4 for single transaction which occurred on February 22, 1996; and (ii) a Form 4 for three transactions which occurred in July 1996.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid to persons who served as Chairman and Chief Executive Officer of the Company during the three fiscal years ended December 31, 1996, 1995, and 1994.

                                        Annual Compensation
                                      __________________________
                                                         Other
                                                         Annual
                                                         Compen-
      Name and                         Salary    Bonus   sation
  Principal Position          Year       ($)      ($)      ($)
_______________________      ______    ______   _____   _______
Dr. Louis F. Centofanti(1)    1996     65,000     -     66,666(3)
Chairman of the Board,        1995    120,000     -        -
President and Chief           1994     86,000     -        -
Executive Officer

Robert W. Foster, Jr.(2)      1996     34,000   5,000   30,000
President and Chief           1995    130,000     -        -
Executive Officer             1994      -        -        -


      Long-term
     Compensation
______________________
Restricted
  Stock      Options/     All Other
 Awards       SARs       Compensation
  ($)         (#)            ($)
_________    ________    _____________
    -           -               -
    -         20,000            -
    -           -               -

    -           -            171,000
    -         78,000(4)         -
______________________

(1) Dr. Centofanti, the Company's Chairman of the Board, received compensation pursuant to an employment agreement, which provided for annual compensation to Dr. Centofanti of $75,000 beginning June 1992 and expiring in June 1995. Under the expired contract, Dr. Centofanti received an annual salary of $75,000, which was increased to $125,000 in October 1994 and continued until December

                                  9

1995, when Dr. Centofanti's salary was voluntarily reduced to $65,000. Dr. Centofanti entered into a three (3) year Employment Agreement during October, 1997, which increased Dr. Centofanti s annual salary from $65,000 to $110,000. Dr. Centofanti also served as President and Chief Executive Officer of the Company during 1994 and until September 1995, when Robert W. Foster was elected as President and Chief Executive Officer of the Company. At such time, Dr. Centofanti continued to serve as Chairman of the Board of the Company. Upon Mr. Foster's resignation, Dr. Centofanti resumed the positions of President and Chief Executive Officer effective March 15, 1996, and continued as Chairman of the Board.

(2) Mr. Foster was elected President and Chief Executive Officer of the Company in September, 1995, and he resigned his positions as President and Chief Executive Officer effective March 15, 1996.
The Company and Mr. Foster agreed to terminate his employment agreement effective as of the date of such termination. The Company agreed to severance benefits of $30,000 in cash plus continuation of certain employee benefits. In addition, concurrently with Mr. Foster's termination, the Company and Mr. Foster entered into a consulting agreement which provided for a term of three (3) months and compensation of $171,000, which was paid in the form of Common Stock. See "--Employment Contracts, Termination of Employment, and Change in Control Arrangements" and "Certain Relationships and Related Transactions."

(3) The Company entered into two Stock Purchase Agreements with Dr. Centofanti whereby the Company sold, and Dr. Centofanti purchased, 133,333 shares and 76,190 shares, in March 1996, and in June 1996, respectively, of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors of the company. The closing bid price as quoted on the NASDAQ for the Company's Common Stock on the dates that Dr. Centofanti notified the Company of his desire to purchase the shares was $1.00 per share for the March sale and $1.75 per share for the June sale. As a result, the difference between the price paid by Dr. Centofanti for such stock and the fair market value thereof was approximately $33,333 for each transaction. See "Certain Relationships and Related Transactions."

(4) These options terminated upon Mr. Foster's resignation and are no longer outstanding.

Options/SAR Grants in Last Fiscal Year

During 1996, there were no individual grants of stock options or SAR's made to any of the executive officers named in the summary compensation table.

Aggregated Option Exercises in 1996 and Fiscal Year-End Option
Values

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

                                                Number of
                     Shares                    Unexercised
                    Acquired                   Options at
                       on        Value         Year-End($)
                    Exercise   Realized     ___________________
                     (#)(1)     ($)(1)      Exer-       Unexer-
                                            cisable     cisable
                    _________   _______     ________    _______
Dr. Louis F.
Centofanti             0          $0         33,763     16,000

Robert W.
Foster, Jr.(3)         0          $0              0          0(3)



Value of Unexercised
in-the-Money Options
at Fiscal Year-End($)(2)
_______________________
Exer-        Unexer-
cisable      cisable
________     __________
 $0            $0
 $0            $0

_____________

(1)  No options were exercised during 1996.

(2) Values have been calculated based on the closing bid price of the Company's Common Stock reported on the NASDAQ on December 31, 1996, which was $1.375 per share. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise. As of December 31, 1996, the unexercised options were not in the money since the fair market value of the underlying securities was less than the exercise price of such options.

(3)  Mr. Foster resigned his position of President and Chief
     Executive Officer effective March 15, 1996 and, simultaneous with such resignation, all unexercised options totaling
     155,000 were forfeited.

401(k) Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan which is intended to comply under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Employee Retirement Security Act of 1974 (the "401(k) Plan"). All full-time employees of the Company and its subsidiaries who have attained the age of twenty-one (21) are eligible to participate in the 401(k) Plan. Participating employees may make annual pre-tax contributions to their accounts up to fifteen percent (15%) of their compensation, up to a maximum amount as limited by law. The Company, at its discretion, may make matching contributions based on full-time employees' elective contributions. Company contributions vest twenty percent (20%) after two (2) years, forty percent (40%) after three (3) years, sixty percent (60%) after four (4) years, eighty percent (80%) after five (5) years, and are one hundred percent (100%) vested thereafter. As of December 31, 1996, the Company has elected not to provide any matching contributions. Distributions generally are payable in lump sums upon termination, retirement, death or disability.

Employee Stock Purchase Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") which is intended to comply under Section 423 of the Code. All full-time employees of the Company and its subsidiaries who have completed at least six (6) months of continuous service, other than those that are deemed, for the purpose of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more the total combined voting power or value of all classes of stock of the Company, are eligible to participate in the 1996 Plan. Participating employees ("Participants") may authorize for payroll periods beginning on or after January 1, 1997, payroll deductions from compensation for the purposes of funding the Participant s stock purchase account ("Stock Purchase Account"). This deduction shall be not less than one percent (1%) nor more than five percent (5%) of the Participant's gross amount of compensation. The purchase price per share of the Common Stock to be sold to Participants pursuant to the 1996 Plan is the sum of (a) eighty-five percent (85%) of the fair market value of each share on the Offering Date on which such Offering commences or on the Exercise Date (as defined in the 1996
Plan) on which such Offering expires, whichever is the lower, and
(b) any transfer, excise or similar tax imposed on the transaction pursuant to which shares of Common Stock are purchased. The "Offering Date" means the first day of each January and July during which the 1996 Plan is in effect, commencing with January 1, 1997. There is no holding period regarding Common Stock purchased under the 1996 Plan, however, in order for a participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant s sale of Common Stock purchased under the 1996 Plan, such Stock must not be sold for at lease one (1) year after acquisition under the 1996 Plan, except in the case of death. Any Participant may voluntarily withdraw from the 1996 Plan by filing a notice of withdrawal with the Board of Directors prior to the fifteenth (15th) day of the last month in a Purchase Period (as defined in the 1996 Plan). Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant s credit in the Participant s Stock Purchase Account. If a Participant ceases to be an eligible employee, the entire amount standing to the Participant s credit in the Participant s Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant.

Employment Contracts, Termination of Employment and Change in
Control Arrangements

During October, 1997, Dr. Centofanti entered into a three (3) year Employment Agreement with the Company which provided for, among other things, an annual salary of $110,000 and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options"). The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows:
(i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share. The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement.

In June 1994, the Company entered into a three (3) year employment agreement with Robert W. Foster, Jr. ("Foster"). Under the Agreement, Mr. Foster was to receive an annual salary of $110,000, which was subsequently increased to $135,000 during 1995. However, in conjunction with the Company's restructuring program, the Company and Foster agreed to Foster's resignation as President, Chief Executive Officer and Director of the Company, thereby terminating his employment agreement with the Company effective March 15, 1996. The Company agreed to severance benefits of $30,000 in cash plus continuation of certain employee benefits. In addition, the Company and Foster entered into a consulting agreement with a term of three (3) months and compensation of approximately $171,000 payable in the form of Common Stock. Based upon a stock price at the close of business on April 1, 1996, the Company issued approximately 152,000 shares of Common Stock to Foster relative to this consulting agreement. The fair market value of the 152,000 shares exceeded $171,000 and, pursuant to the terms of Foster's consulting agreement, Foster reimbursed to the Company approximately $41,000 of such excess proceeds. Foster agreed to certain non-competition conditions for a period of one
(1) year following the date of the consulting agreement.

The Company's 1991 Performance Equity Plan and the 1993 Nonqualified Stock Option Plan (collectively, the "Plans") provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement. As a result, all outstanding stock options and awards granted under the Plans to the executive officers of the Company shall immediately become exercisable upon such a change in control of the Company.

Report for the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the executive officers named below. The Company's compensation program for its executive officers, including the Chief Executive Officer, is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer's compensation at a level which is similar to such officer's peers in the Company's industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company's performance. Instead, the Compensation Committee has a philosophy which recognizes individual initiative and achievement in arriving at an officer's compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which could be attained for equal positions elsewhere, but consistent with the size of the Company. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. During 1996, and until October 1997, Dr. Centofanti's annual salary was $65,000. During October, 1997, Dr. Centofanti entered into a three (3) year Employment Agreement ("Employment Agreement") with the Company which provided for, among other things, an annual salary of $110,000 and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options") to Dr. Centofanti. The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of

300,000 shares of Common Stock in the form of (i) an option to purchase 100,000 shares of Common Stock after one year at a price of $2.25 per share, (ii) an option to purchase 100,000 shares of Common Stock after two years at a price of $2.50 per share, and
(iii) an option to purchase 100,000 shares of Common Stock after three years at a price of $3.00 per share. The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement. See "--Employment Contracts, Termination of Employment
and Change in Control Arrangements."   Robert W. Foster, Jr. was
compensated pursuant to the terms of an employment agreement prior to his March 1996 resignation as officer and director from the Company. Under Mr. Foster's employment agreement, his compensation had been subsequently increased from $110,000 to $135,000 upon his being elected as Chief Executive Officer and President of the Company. See "--Employment Contracts, Termination of Employment and Change in Control Arrangements."

Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid on an annual basis, to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The amount of cash bonus is determined by the Compensation Committee.

Stock Options

The Company's 1991 Performance Equity Plan and 1993 Nonqualified Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers' attention on managing the Company from the perspective of owners with an equity stake in the Company. It further motivates executive officers to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.
In October of 1997, Dr. Centofanti entered into an employment agreement with the Company, pursuant to which he was issued certain Non-Qualified Stock Options. See "--Salary" and "--Employment Contracts, Termination of Employment and Change in Control Arrangements."

                    The Compensation and Stock Option Committee
                    Mark A Zwecker and Steve Gorlin

COMMON STOCK PRICE PERFORMANCE GRAPH

The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholders' returns on its Common Stock during the years 1992 through 1996, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095 Index ("Industry Index") assuming the investment of $100 on December 31, 1991.

Due to the constraints of the EDGAR system, the performance graph in a line graph format has been omitted. The following table has been provided to take its place in the EDGAR filing. The following table compares the yearly percentage change in the cumulative total stockholder return assuming reinvestment of dividends, if any, of
(i) the Company, (ii) the published industry index of Media General
Industry Group 095 ("Industry Index"), and (iii) the NASDAQ Market
Index ("Broad Market"). The table set forth covers the period from year-end 1991 through year-end 1996.


                            FISCAL YEAR ENDING


               1991     1992      1993     1994     1995     1996
               ____     _____    _____    ______   ______    _____
Company        100     115.38     75.00    48.08    18.27    24.04

Industry       100      99.18     74.46    67.27    84.35   104.62
Ind.

Broad Mkt.     100     102.56    123.02   129.17   167.54   208.19

Assumes $100 invested at year-end 1991 in the Company, the Industry Index and the Broad Market. The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

                         CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section
13(d) of the Securities Exchange Act of 1934, as amended. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days from the Record Date.

                                         Amount and     Percent
        Name of                 Title    Nature of        of
    Beneficial Owner          of Class   Ownership      Class(1)
    ________________          ________  ____________   _________
Dr. Louis F. Centofanti(2)    Common      714,815(2)     6.18%

Steve Gorlin(3)               Common      809,292(3)     6.80%

RBB Bank Aktiengellschaft(4)  Common    7,861,293(4)    42.74%
                              Preferred     6,500(4)    94.89%
____________________

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 11,450,905 shares of Common Stock issued and outstanding on October 8, 1997 (excluding 920,000 Treasury Shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within (60) days.

(2) These shares include (i) 613,934 shares held of record by Dr. Centofanti; (ii) 56,618 shares receivable upon exercise of warrants to purchase Common Stock; and (iii) options to purchase 37,763 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Nonqualified Stock Option Plan, which are immediately exercisable. This amount does not include options to purchase 12,000 shares granted pursuant to the above referenced plans which are not exercisable within sixty (60) days. Dr. Centofanti has sole voting and investment power of these shares, except the following shares for which Dr. Centofanti shares voting and investment power:
     4,000 shares held by the wife of Dr. Centofanti and 2,500 shares held by the son of Dr. Centofanti's wife. The business address of Dr. Centofanti, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) Mr. Gorlin has sole voting and investment power over these shares which include: (i) 379,292 shares held of record by Mr. Gorlin; (ii) 200,000 shares which Mr. Gorlin has the right to acquire, until September 15, 1999, under the terms of a Warrant granted by the Company to Mr. Gorlin in September 1996; (iii) Options to purchase 30,000 shares granted pursuant

                                   17

     to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable; and 200,000 shares pursuant to the Stock Purchase Agreement dated July 30, 1997. See
     "Certain Relationships and Related Transactions."

(4) The outstanding shares of Preferred Stock consist of the Series 3 Preferred and Series 4 Preferred (collectively, the "RBB Preferred") that RBB Bank acquired from the Company pursuant to the Subscription Agreements. The RBB Preferred have no voting rights, except as required by law. The shares of Common Stock included as beneficially owned by RBB Bank in this table include 931,567 shares of Common Stock directly held by RBB Bank and shares that RBB Bank would be entitled to receive upon conversion of all of the remaining Preferred Stock held by RBB Bank (assuming that conversion of the Series 3 Preferred occurs at the maximum conversion price of $1.50, based upon eighty percent (80%) of the average of the closing bid prices of the Common Stock for the five (5) trading days prior to conversion, and assuming that conversion of the Series 4 Preferred occurs at the maximum conversion price of $1.6875, based upon eighty percent (80%) of the average of the closing bid prices of the Common Stock for the five (5) trading days prior to conversion), and the number of shares of Common Stock noted is based on the assumption that RBB Bank converted such shares of RBB Preferred at the maximum price and resulting minimum number of shares possible. The above calculation also includes 2,375,000 shares of Common Stock that RBB Bank has the right to acquire upon exercise of various warrants, (i) to purchase up to 2,000,000 shares of Common Stock after December 31, 1996, which were granted to RBB Bank in connection with the sale to RBB Bank of the Series 3 Preferred at an exercise price of $2.00 per share for 1,000,000 shares, and $3.50 per share for 1,000,000 shares;
     (ii) to purchase up to 375,000 shares of Common Stock after December 31, 1997, which were granted to RBB Bank in connection with the sale to RBB Bank of the Series 4 Preferred at an exercise price of $2.10 per share for 187,500 shares, and $2.50 per share for 187,500 shares. The above calculation also includes approximately 400,000 shares of Common Stock that RBB Bank may receive in payment of the accrued dividends on the RBB Preferred. RBB Bank has advised the Company that it is holding the RBB Preferred on behalf of 43 clients of RBB Bank and that no client is the beneficial owner of more than 250 shares of such RBB Preferred. RBB Bank may be considered to be the beneficial owner of these shares with its clients. See "Certain Relationships and Related Transactions." RBB Bank's address is Burgring 16, 8010 Graz, Austria.

Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each Director and Named Executive Officers of the Company listed in the Summary Compensation table and all Directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within sixty (60) days from the Record Date. All voting securities are owned both of record and beneficially unless otherwise indicated.

                                Number of Shares
         Name of                of Common Stock      Percentage of
     Beneficial Owner          Beneficially Owned    Common Stock(1)
     ________________          __________________    _____________
Dr. Louis F. Centofanti(2)(3)        714,815(3)         6.19%

Richard T. Kelecy(2)(4)               24,000(4)          *

Mark A. Zwecker(2)(5)                189,894(5)         1.65%

Steve Gorlin(2)(6)                   809,292(6)         6.81%

Jon Colin(7)                          18,995(7)          *

Directors and Executive            1,756,996(8)        14.59%
Officers as a Group
(5 persons)

*Indicates beneficial ownership of less than one percent (1%).
____________________

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) See footnote (2) of the table under "Security Ownership of Certain Beneficial Owners."

(4) Does not include options to purchase 106,000 shares of Common Stock granted pursuant to the 1993 Nonqualified Stock Option Plan which are not exercisable within sixty (60) days.

(5) Mr. Zwecker has sole voting and investment power over these shares which include (i) 158,012 shares of Common Stock held

                                   19

       of record by Mr. Zwecker; (ii) 14,882 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan; (iii) 2,000 options to purchase Common Stock pursuant to the 1993 Nonqualified Stock Option Plan, which are immediately exercisable; and (iv) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable. Does not include options to purchase 3,000 shares of Common Stock granted pursuant to the 1993 Nonqualified Stock Option Plan which are not exercisable within sixty (60) days.

(6)    See Footnote 3 of the table under  Security Ownership of
       Certain Beneficial Owners.

(7) Mr. Colin has sole voting and investment power over these shares which include (i) 3,995 shares of Common Stock held of record by Mr. Colin and (ii) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option
       and Incentive Plan which are immediately exercisable.   His
       address is 13 Meadow Lane, Old Bridge, New Jersey 08857.

(8) Includes 138,645 shares receivable upon exercise of options and warrants to purchase 256,618 shares of Common Stock which are immediately exercisable. Does not include 121,000 shares of Common Stock covered by options and warrants which are not exercisable within sixty (60) days from the Record Date.

Potential Change in Control

If RBB Bank were to acquire approximately 8,000,000 shares of Common Stock upon conversion of the remaining Series 3 Preferred, which is the maximum number of shares of Common Stock that RBB Bank could acquire upon conversion of the Series 3 Preferred assuming the conversion price is based on the adjusted minimum conversion price of $.50 a share as a result of the average of fair market value of the Common Stock being $.667 or less within five (5) trading days immediately preceding the conversion date and assuming such minimum conversion price is not further reduced pursuant to the terms of the Series 3 Preferred, and RBB Bank were to acquire approximately 1,481,482 shares of Common Stock upon the conversion of the Series 4 Preferred (assuming that the average of the closing bid prices of the Common Stock for the five (5) trading days prior to conversion equals or exceeds the maximum conversion price of $1.6875 per share, based upon eighty percent (80%) of the average of the closing bid prices of the Common Stock for the five (5) trading days prior to conversion) and the Company issued to RBB Bank approximately 400,000 additional shares in payment of dividends, and it exercised all of the warrants held by RBB Bank for Common Stock of the Company, RBB Bank would own approximately 13,189,269 shares of Common Stock, or approximately fifty-six percent (56%) of the outstanding shares of Common Stock of the Company, assuming no other shares of Common Stock are issued by the

Company, no other warrants or options issued by the Company are exercised, the Company does not acquire additional shares of Common Stock as treasury shares and RBB Bank does not dispose of any such shares. In such event, RBB Bank would have a sufficient number of voting shares of the Company to result in a change in control of the Company. See "--Security Ownership of Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1994, the Company made a private offering to accredited investors (the "Private Placement") of units ("Units"), each Unit consisting of 10,000 shares of Common Stock and 20,000 Class B Warrants to Purchase Common Stock (the "Class B Warrants"). The Class B Warrants are for a term of five (5) years from June 17, 1994. Each Class B Warrant entitles the holder thereof to purchase one (1) share of Common Stock for $5.00. The Class B Warrants are subject to certain antidilution provisions. Under certain conditions, the Class B Warrants are redeemable by the Company at a redemption price of $0.05 per Class B Warrant, provided that the market price of the Common Stock shall exceed an average price of $8.00 per share. In connection with the Private Placement, Dr. Louis F. Centofanti, Chairman of the Board and Chief Executive Officer of the Company, purchased two Units from the Company, which consisted of 20,000 shares of Common Stock and Class B Warrants to purchase up to 40,000 shares of Common Stock. The purchase price paid for the two Units was $60,000.

In March 1996, the Company entered into a Stock Purchase Agreement with Dr. Centofanti, the President, Chief Executive Officer, and Chairman of the Board of the Company, whereby the Company sold, and Dr. Centofanti purchased, 133,333 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors of the Company. During February 1996, Dr. Centofanti tendered to the Company $100,000 for such 133,333 shares by delivering to the Company $86,028.51 and forgiving $13,971.49 that was owing to Dr. Centofanti by the Company for expenses incurred by Dr. Centofanti on behalf of the Company. On the date that Dr. Centofanti notified the Company of his desire to purchase such shares, the closing bid price as quoted on the NASDAQ for the Company's Common Stock was $1.00 per share.

In June 1996, the Company entered into a second Stock Purchase Agreement with Dr. Centofanti, whereby the Company sold, and Dr. Centofanti purchased, 76,190 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock (closing bid of $1.75 on June 11, 1996), as previously authorized by the Board of

Directors of the Company.  Dr. Centofanti tendered to the Company
$100,000 for such 76,190 shares of Common Stock.

On June 30, 1997, the Company entered into a third Stock Purchase Agreement ("Centofanti Agreement") with Dr. Louis F. Centofanti, whereby the Company sold, and Dr. Centofanti agreed to purchase, 24,381 shares of the Company's Common Stock. The purchase price was $1.6406 per share representing 75% of the $2.1875 closing bid price of the Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such shares. Pursuant to the terms of the Centofanti Agreement, Dr. Centofanti was to pay the Company the aggregate purchase price of $40,000 for the 24,381 shares of Common Stock. Dr. Centofanti purchased 12,190 shares during July for $20,000, and during October, the Agreement was amended, upon consideration of recent accounting pronouncements related to stock-based compensation, to reduce the number of shares of Common Stock that Dr. Centofanti is to acquire under the Centofanti Agreement to the 12,190 shares already acquired by Dr. Centofanti under the Centofanti Agreement. The sale of the shares pursuant to the Centofanti Agreement, and its subsequent amendment, were authorized by the Company s Board of Directors.

From June 1995 to June 30, 1996, Mr. Zwecker was a party to the
Zwecker Consulting Agreement with the Company. See "Compensation of Directors."

In September, 1996, the Company issued the Gorlin Warrant to Steve Gorlin, a Director of the Company, for services rendered, other than those as a Director to the Company. See "Compensation of Directors."

On July 30, 1997, the Company entered into a Stock Purchase Agreement ("Gorlin Agreement") with Mr. Steve Gorlin, a Director of the Company, whereby the Company would sell, and Mr. Gorlin agreed to purchase, 200,000 shares of the Company s Common Stock. The purchase price was $2.125 per share representing the closing bid price of the Common Stock as quoted on the NASDAQ on July 30, 1997. Pursuant to the terms of the Gorlin Agreement, Mr. Gorlin agreed to pay the Company the aggregate purchase price of $425,000 for the 200,000 shares of Common Stock. Mr. Gorlin agreed to tender $425,000 during August, 1997, however, pursuant to an amendment to the Gorlin Agreement, which was entered into on October 7, 1997, the payment schedule was modified such that Mr. Gorlin agreed to tender the $425,000 on or before November 30, 1997. In order to induce Mr. Gorlin to enter into the amendment to the Gorlin Agreement, and to purchase the Common Stock on the terms and subject to the conditions thereof, PESI agreed to issue a 3 year warrant to Mr. Gorlin for the purchase of 100,000 shares of Common Stock at $2.40 per share.

In March 1996, Robert W. Foster, Jr. resigned as President, Chief Executive Officer and a Director of the Company, and as an officer and Director of the Company's subsidiaries and terminated his employment agreement with the Company pursuant to the terms of a Termination and Severance Agreement (the "Termination Agreement") between the Company and Mr. Foster, and effective as of the date of such termination, the Company and Mr. Foster entered into a consulting agreement dated March 15, 1996. See "Executive Compensation--Employment Contracts, Termination of Employment and Change in Control Arrangements" for further discussion.

During February 1996, the Company entered into two (2) different offshore transactions with RBB Bank Aktiengesellschaft, located in Graz, Austria ("RBB Bank"). In the first transaction, the Company sold to RBB Bank 1,100 shares of a newly created Series 1 Class A Preferred Stock, par value $.001 ("Series 1 Preferred"), for $1,000 per share, for an aggregate purchase price of $1,100,000, pursuant to an Offshore Securities Subscription Agreement, dated February 9, 1996. In the second transaction, the Company sold to RBB Bank 330 shares of a newly created Series 2 Class B Preferred Stock, par value $.001 ("Series 2 Preferred"), for $1,000 per share for an aggregate sales price of $330,000, pursuant to an Offshore Securities Subscription Agreement, dated February 22, 1996. The Series 1 Preferred and the Series 2 Preferred are collectively referred to herein as "Series 1 and 2 Preferred." In connection with both transactions, the Company paid placement fees totaling $209,000. The Series 1 and 2 Preferred were convertible at any time, commencing forty-five (45) days after issuance, into shares of the Company's Common Stock at a conversion price equal to the aggregate value of the shares of the Series 1 and 2 Preferred being converted, together with all accrued but unpaid dividends thereon, divided by the "Average Stock Price" per share (the "Conversion Price"). The Average Stock Price was defined as the lesser of (i) seventy percent (70%) of the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the date of subscription by the holder or (ii) seventy percent (70%) of the average daily closing bid prices of the Common Stock for a period of five (5) consecutive trading days immediately preceding the date of conversion of the Series 1 and 2 Preferred. The Series 1 and 2 Preferred entitled the holder thereof to receive dividends accruing at the rate per share of five percent (5%) per annum of consideration paid for each share of the Series 1 and 2 Preferred, or $50.00 per annum, payable in arrears at the rate of $12.50 for each full calendar quarter. Dividends on the Series 1 and 2 Preferred were paid at the election of the Company by the issuance of shares of Common Stock. During 1996, all outstanding shares of the Series 1 and 2 Preferred were converted into approximately 1,970,000 shares of Common Stock of the Company, which includes approximately 17,000 shares issued by the Company in satisfaction of accrued dividends. Pursuant to the Subscription Agreement for the issuance of Series 3 Class C Convertible Preferred Stock, as discussed below, 920,000 of these shares of converted Common Stock were purchased by the Company at a purchase price of $1,770,000. As a result of such conversions, the Series 1 and 2 Preferred are no longer outstanding.

During July 1996, the Company issued and sold to RBB Bank 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock, par value $.001 per share ("Series 3 Preferred") at a price of $1,000 per share, for an aggregate sales price of $5,500,000, and paid placement and closing fees as a result of such transaction of approximately $586,000. The transaction was pursuant to a Subscription and Purchase Agreement ("Series 3 Subscription Agreement") between the Company and RBB Bank and included the Company granting to RBB Bank two Warrants to purchase up to 2,000,000 shares of the Company's Common Stock, with 1,000,000 shares of Common Stock exercisable at $2.00 per share and 1,000,000 shares of Common Stock exercisable at $3.50 per share (collectively, the "RBB Series 3 Warrants"). The RBB Series 3 Warrants are for a term of five (5) years and may be exercised at any time after December 31, 1996, and until the end of the term of such Series 3 Warrants. The Series 3 Preferred is not entitled to any voting rights, except as required by law. Dividends on the Series 3 Preferred accrue at a rate of six percent (6%) per annum, payable semi-annually as and when declared by the Board of Directors, and such dividends are cumulative. Dividends shall be paid, at the option of the Company, in the form of cash or Common
Stock of the Company.   Dividends that are paid in Common Stock on
each share of outstanding Series 3 Preferred shall receive shares of Common Stock equal to the quotient of (i) six percent (6%) of $1,000 divided by (ii) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the applicable dividend declaration date. The Company issued 100,387 shares during January 1997 in payment of accrued dividends for the period July through December 1996, and 66,336 shares during July 1997 in payment of accrued dividends for the period January through June 1997.

RBB Bank may convert the Series 3 Preferred into Common Stock of the Company as follows: the conversion price shall be the product of (i) the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by (ii) seventy-five percent (75%). The conversion price shall be a minimum of $.75 per share or a maximum of $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, after July 1, 1996, the Company sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters ("Minimum Conversion Price Reduction"). For the purpose of determining whether the Company has had a net loss in each of two
(2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination. As a result of the net loss recorded for each of the two consecutive quarters (first and second quarter of 1997), the Minimum Conversion Price was reduced by $.25 per share to $.50 per share, effective July 1, 1997. During the period of May 1997 through August 1997, RBB Bank executed three conversions of 25 shares, 375 shares, and 1,100 shares of the Series 3 Preferred resulting in 4,000 shares of Series 3 Preferred remaining outstanding as of the Record Date. The conversion price was $1.33, $1.35, and $1.50 (Maximum Conversion Price), respectively, and resulted in the issuance of 1,027,974 shares of Common Stock. In addition, the accrued interest on the Series 3 Preferred was also paid through the issuance of 12,056 shares of Common Stock.
Subject to the closing bid price of the Company's Common Stock at the time of conversion and the other conditions which could increase the number of shares to be issued upon conversion, the Series 3 Preferred, if all of the remaining shares of Series 3 Preferred were converted, such could be converted into between approximately 2,666,667 and approximately 8,000,000 shares of Common Stock, utilizing the above-discussed Minimum Conversion Price Reduction. Up to 3,700,000 shares of Common Stock issuable upon conversion of the Series 3 Preferred, up to 330,000 shares of Common Stock issuable as dividends on the Series 3 Preferred and up to 2,000,000 shares issuable upon exercise of the RBB Series 3 Warrants have been registered with the Securities and Exchange Commission pursuant to a Form S-3 Registration Statement, which was filed by the Company with the Securities and Exchange Commission on October 21, 1996 and which became effective on November 13, 1996.

Under the terms of the Subscription Agreement, from the net proceeds of the sale of the Series 3 Preferred (approximately $4,900,000) received by the Company after payment of placement fees to brokers, legal fees and other expenses, the Company purchased from RBB Bank 920,000 shares of Common Stock of the Company acquired by RBB Bank upon conversion of the Company's Series 1 Preferred and Series 2 Preferred for $1,770,000.

During June 1997, the Company issued 2,500 shares of newly-created Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Preferred") at a price of $1,000 per share, for an aggregate sales price of $2,500,000 and paid placement and closing fees as a result of such transaction of approximately $200,000.
The transaction was pursuant to a Subscription and Purchase Agreement between the Company and RBB Bank and included the Company granting to RBB Bank two Warrants to purchase up to 375,000 shares of the Company s Common Stock, with 187,500 shares of Common Stock exercisable at $2.10 per share and 187,500 shares of Common Stock exercisable at $2.50 per shares (collectively, the "RBB Series 4 Warrants"). The RBB Series 4 Warrants are for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000. The Series 4 Preferred is not entitled to any voting rights, except as required by law. Dividends on the Series 4 Preferred accrue at a rate of four percent (4%) per annum, payable semi-annually as and when declared by the Board of

Directors, and such dividends are cumulative. Dividends shall be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Dividends are paid in Common Stock, such is payable in the number of shares of Common Stock equal to the product of (A) the quotient of (i) four percent (4%) of $1,000 divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five (5) trading days immediately prior to the applicable dividend declaration date, times (B) a fraction, the numerator of which is the number of days elapsed during the period for which the Dividend is to be paid and the denominator of which is 365.

RBB Bank may convert the Series 4 Preferred into Common Stock of the Company as follows: (i) up to 1,250 shares on or after October 5, 1997; (ii) the balance on or after November 5, 1997. The conversion price per share is the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.6875. The minimum conversion price is $.75, which minimum will be eliminated from and after September 6, 1998.

As of the date of this proxy statement, the Company is negotiating an Exchange Agreement with RBB Bank ("RBB Exchange Agreement") which is anticipated to provide that the 2,500 shares of Series 4 Preferred and the RBB Series 4 Warrants will be tendered to the Company in exchange for (i) 2,500 shares of a newly created Series
6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred"), (ii) two warrants each to purchase 187,500 shares of Common Stock exercisable at $1.8125 per share, and (iii) one warrant to purchase 281,250 shares of Common Stock exercisable at $2.125 per share (collectively, the "RBB Series 6 Warrants"). The RBB Series
6 Warrants will be for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000.

As contemplated, the conversion price of the Series 6 Preferred shall be $1.8125 per share, unless the closing bid quotation of the Common Stock is lower than $2.50 in twenty (20) out of any thirty
(30) consecutive trading days after March 1, 1998, in which case, the conversion price per share shall be the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.8125, with the minimum conversion price being $.75, which minimum will be eliminated from and after September 6, 1998. It is contemplated that the remaining terms of the Series 6 Preferred will be substantially the same as the terms of the Series 4 Preferred.

The RBB Exchange Agreement has not been entered into by the parties and it is subject to change pending the approval by the Company and RBB Bank of definitive documents. No assurance can be made that the RBB Exchange Agreement will be consummated in its contemplated form as of the date of this proxy statement or at all.

The Company acquired Perma-Fix of Memphis, Inc., a subsidiary of the Company (f/k/a American Resource Recovery Corporation ["ARR"]), located in Memphis, Tennessee ("PFM"), in December 1993, from Billie Kay Dowdy ("Dowdy"), who was the sole stockholder of PFM immediately prior to such acquisition, and, in connection therewith, issued to Dowdy 601,500 shares of Common Stock, which represented more than five percent (5%) of the Company's outstanding shares of Common Stock. During 1996, Dowdy ceased being the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock. In connection with such acquisition, Ms. Dowdy agreed to defend, indemnify and hold harmless the Company and PFM under certain conditions. During September 1994, PFM was sued by Community First Bank ("Community First") to collect a note in the principal sum of $341,000 that was allegedly made by ARR to CTC Industrial Services, Inc. ("CTC") in February 1987 (the "Note"), and which was allegedly pledged by CTC to Community First in December 1988, to secure certain loans to CTC. This lawsuit, styled Community First Bank v. American Resource Recovery Corporation, was instituted on September 14, 1994, and is pending in the Circuit Court, Shelby County, Tennessee. The Company was not aware of the Note nor its pledge to Community First at the time of the Company's acquisition of PFM in December 1993. The Company has filed a third party complaint against Dowdy in the lawsuit to defend and indemnify the Company and PFM from and against this action under the terms of the agreement relating to the Company's acquisition of PFM. This matter was settled on August 29, 1997. PFM and Dowdy each agreed to pay the plaintiff $45,000 in exchange for a full and complete release and a dismissal of the above matter.

In May 1995, PFM became aware that the U.S. District Attorney for the Western District of Tennessee and the Department of Justice were investigating certain prior activities of W. R. Drum Company, its successor, First Southern Container Company, and any other facility owned or operated, in whole or in part, by Johnnie Williams, which activities were generally prior to the time the Company acquired PFM. PFM used W. R. Drum Company to dispose of certain of its used drums. In May 1995, PFM received a Grand Jury Subpoena which demanded the production of any documents in the possession of PFM pertaining to W. R. Drum Company, First Southern Container Company, or any other facility owned or operated, or held in part, by Johnnie Williams. PFM complied with the Grand Jury Subpoena. Thereafter, in September of 1995, PFM received another Grand Jury Subpoena for documents from the Grand Jury investigating
W. R. Drum Company, First Southern Container Company and/or Johnnie Williams. PFM complied with the Grand Jury Subpoena. In December 1995, representatives of the Department of Justice advised PFM that it was also currently a subject of the investigation involving W.
R. Drum Company, First Southern Container Company, and/or Johnnie

Williams. Since that time, however, PFM has had no contact with representatives of either the United States District Attorney's office for the Western District of Tennessee or the Department of Justice, and is not aware of why it is also a subject of such investigation. In accordance with certain provisions of the Agreement and the Plan of Merger relating to the prior acquisition of PFM, on or about January 2, 1996, PFM notified Ms. Billie K. Dowdy of the foregoing, and advised Ms. Dowdy that the Company and PFM would look to Ms. Dowdy to indemnify, defend and hold the Company and PFM harmless from any liability, loss, damage or expense incurred or suffered as a result of, or in connection with, this matter.

The Company believes that each of the transactions set forth above involving affiliates, officers or Directors of the Company was or is on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. The Company has adopted a policy that any transactions or loans between the Company and its Directors, principal stockholders or affiliates must be approved by a majority of the disinterested Directors of the Company and must be on terms no less favorable to the Company than those obtainable from unaffiliated third parties.

        PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the Stockholders, the Board of Directors has reappointed BDO Seidman, LLP ("BDO Seidman") as independent accountants to audit the consolidated financial statements of the Company for the year 1997. BDO Seidman has been the independent accountant to the Company since December 18, 1996. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

On November 15, 1996, Arthur Andersen, LLP ("Andersen"), the outside independent auditors of the Company, notified the Company that it was resigning, effective immediately, as the Company's independent auditors. Andersen had been appointed effective January 5, 1995, when the Company dismissed its prior independent accountants, Coopers & Lybrand, L.L.P. ("Coopers"). Andersen examined and reported on the Company's financial statements for the years ended December 31, 1994, and 1995.

The reports on the Company's financial statements for either of the two most recent fiscal years contained no adverse opinion (other than a going concern modification relating to the report for the year ended December 31, 1995) or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The going concern modification contained in the auditor's report for the year ended December 31, 1995, was due to the Company having suffered recurring losses from operations, having a net working capital deficiency and being in violation of financial covenants under its loan agreements with two major lenders as of the date of the report.

The change in auditors from Coopers to Andersen was approved and recommended by the Company's Board of Directors. Andersen's resignation was not approved or recommended by the Company's Board of Directors, audit committee or similar committee of the Board of Directors.

During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Andersen there were no disagreements between the Company and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, during the Company's two must recent fiscal years and any subsequent interim periods preceding such resignation by Andersen. Further, there were no such disagreements or "reportable events" between the Company and Coopers during the last two fiscal years and any subsequent interim period preceding the change in auditors from Coopers to Andersen in January, 1995.

On December 18, 1996, the Company's Board of Directors approved the employment of BDO Seidman, as the Company's new independent auditors to replace Andersen. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging BDO Seidman, neither the Company nor any one on its behalf consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

At the request of the Company, BDO Seidman, has reaudited the Company's financial statements for the fiscal years ended
December 31, 1994 and 1995, and the reports and opinions regarding such reaudits have been included in an amendment to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 1998 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 1998 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received not later than June 17, 1998. Such proposals should be addressed to Richard
T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.


                               OTHER MATTERS

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgement on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual
Meeting of Stockholders, Proxy Statement and accompanying Proxy
Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K

The Company will provide, without charge, to each stockholder solicited to vote at the Meeting, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company to the Chief Financial Officer, 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

                           By Order of the Board of Directors

                           /s/ Richard T. Kelecy

                           Richard T. Kelecy
Gainesville, Florida       Secretary
October 15, 1997

BALL:\N-P\PESI\PROXY\1997\PROXY.4